INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-46736 of Comcast Cable Communications, Inc. and its subsidiaries on Form S-3 of our reports dated February 24, 2000 (March 2, 2000 as to Note 3), appearing in the Annual Report on Form 10-K of Comcast Cable Communications, Inc. and its subsidiaries for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
October 10, 2000